EXHIBIT 23.2

INDEPENDENT AUDITOR’S CONSENT

        We consent to the incorporation by reference in this Registration Statement of Magnum Hunter Resources, Inc. on Form S-3 of our report dated March 25, 2003, appearing in the Annual Report on Form 10-K for the year ended December 31, 2002 and to the references to us under the heading “Experts” in the Basic Prospectus and the Sales Agreement Prospectus, which are a part of this Registration Statement.

/s/ Deloitte &Touche LLP

Dallas, Texas September 26, 2003